UNITED STATES
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2022

CADIZ INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On April 14, 2022, the Cadiz Inc. (the “Company”) Board of Directors (the “Board”) appointed Kenneth T. Lombard as a new member of the Board, filling an existing vacancy on the Board and expanding the Board’s size to 9 members.

Mr. Lombard’s three-decade professional career includes extensive experience in management, business development, investment banking, economic development, corporate expansion, and real estate investment. He is best-known for co-founding with Earvin “Magic” Johnson the Johnson Development Corporation, which has created a legacy of economic improvement in underserved communities of color in 65 cities and 17 states. From 1992 - 2004, Mr. Lombard served as President and Partner of Johnson Development Corporation.

Mr. Lombard is presently President & CEO of BRIDGE Housing, a leading nonprofit developer, owner, and manager of affordable housing. He joined BRIDGE in November 2021. Previously, from 2018-2021, Mr. Lombard held positions at Seritage Growth Properties (NYSE: SRG), most recently as Special Advisor, and previously as Seritage’s EVP and COO. Earlier, from 2016-2018, Mr. Lombard was President, Vice Chairman and Partner of MacFarlane Partners, an investment management firm that acquires, develops, and manages real estate assets on behalf of pensions and institutional investors. From 2009-2016, Mr. Lombard served as head of investments for Capri Capital Partners, and President of the Capri Urban Fund, which has invested over $1 billion in commercial, residential, and mixed-use development, redevelopment, and repositioning projects in densely populated urban markets of the U.S. From 2004 to 2008, Mr. Lombard served as President of Starbucks Entertainment.

In addition to his professional career, Mr. Lombard has held several public service roles on public agency boards and commissions, including the Los Angeles Fire Department Commission, the Los Angeles Charter Reform Commission, the Los Angeles Department of Water and Power Board of Commissioners, and the Metropolitan Water District of Southern California Board of Directors, among others.

Concurrently with his appointment to the Board, Mr. Lombard was also appointed to the Board’s Audit and Risk Committee.

Mr. Lombard has initially been appointed as a director for a term expiring at the Company's 2022 Annual Meeting of Stockholders (the “2022 Meeting”) and will stand for re-election as a director at the 2022 Meeting.

Mr. Lombard will be compensated for his service as a director in accordance with the Company's Director Compensation Policy, as described in the Company’s most recent Proxy Statement for its Annual Meeting of Stockholders held on June 17, 2021, as filed with the Securities and Exchange Commission on April 28, 2021.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date:  April 20, 2022